Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the ING Americas Savings Plan and ESOP of our reports dated March 19, 2007, with respect to the consolidated financial statements of ING Belgium SA/NV, which reports appear in the Annual Report (Form 20-F) of ING Group N.V. for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

Brussels, Belgium March 10, 2008

Ernst & Young Reviseurs d’Entreprises SCCRL Represented by

Marc Van Steenvoort Partner	Pierre Anciaux Partner